Exhibit 99.1

FOR IMMEDIATE RELEASE

Global Net Lease, Inc.

Announces 2023 Annual Shareholder Meeting Preliminary Results

NEW YORK, June 29, 2023 – Global Net Lease, Inc. (“GNL” or “the Company”) (NYSE: GNL/ GNL PRA / GNL PRB) announced today that it held its Annual Meeting of shareholders. Preliminary results indicate that shareholders reelected Edward M. Weil, Jr. and James L. Nelson to the Company’s Board of Directors. Additionally, shareholders voted to ratify the selection of PricewaterhouseCoopers LLP as GNL’s independent registered accounting firm to audit our financial statements for 2023.

“We thank our shareholders for their belief in the leadership of GNL, as demonstrated by the votes of over 85% of outstanding shares at today’s meeting and favorable votes for directors that far outpaced last year as a percentage of outstanding shares,” said James Nelson, CEO of GNL. “We believe the outstanding participation rate reflects shareholder’s confidence with the positioning of the Company going forward, including the enhanced corporate governance and internalization of management that we previously announced in connection with the merger with the Necessity Retail REIT.”

Final voting results are subject to verification by the independent inspector of election and will be reported on a Current Report on Form 8-K to be filed with the U.S. Securities and Exchange Commission within four business days.

About Global Net Lease, Inc.

Global Net Lease, Inc. (NYSE: GNL) is a publicly traded real estate investment trust listed on the NYSE focused on acquiring a diversified global portfolio of commercial properties, with an emphasis on sale-leaseback transactions involving single tenant, mission critical income producing net-leased assets across the United States, Western and Northern Europe. Additional information about GNL can be found on its website at www.globalnetlease.com.

Forward-Looking Statements

The statements in this communication that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. In addition, words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” expects,” “plans,” “intends,” “would,” or similar expressions indicate a forward-looking statement, although not all forward-looking statements contain these identifying words. Any statements referring to the future value of an investment in the Company, including the adjustments giving effect to the REIT Merger and the Internalization as described in this communication, as well as the potential success that the Company may have in executing the REIT Merger and Internalization, are also forward-looking statements. There are a number of risks, uncertainties and other important factors that could cause the Company’s actual results, or the Company’s actual results after making adjustments to give effect to the REIT Merger and the Internalization, to differ materially from those contemplated by such forward-looking statements, including but not limited to: (i) the Company’s ability to complete the proposed REIT Merger and Internalization on the proposed terms or on the anticipated timeline, or at all, including risks and uncertainties related to securing the necessary stockholder approvals and satisfaction of other closing conditions to consummate the proposed transaction, (ii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement relating to the proposed transactions, (iii) ability of the Company to obtain lender consent to amend its Second Amended and Restated Credit Facility or any other loan agreement of the Company, if at all, or on terms favorable to the Company, (iv) risks related to the potential repeal of the Company’s Shareholder’s Rights Plan; (v) risks related to the decrease in the beneficial ownership requirements of the Company’s applicable classes and series of stock; (vi) risks related to diverting the attention of the Company’s management from ongoing business operations, (vii) failure to realize the expected benefits of the proposed transactions, (viii) significant transaction costs or unknown or inestimable liabilities, (ix) the risk of shareholder litigation in connection with the proposed transaction, including resulting expense or delay, (x) the risk that RTL’s business will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected, (xi) risks related to future opportunities and plans for the Company post-closing, including the uncertainty of expected future financial performance and results of the Company post-closing following completion of the proposed transactions, (xii) the effect of the announcement of the proposed transaction on the ability of the Company and RTL to operate their respective businesses and retain and hire key personnel and to maintain favorable business relationships, (xiii) the effect of any downgrade of the Company’s or RTL’s corporate rating or to any of their respective debt or equity securities including the outstanding notes under the RTL Indenture; (xiv) risks related to the market value of the GNL Common Stock to be issued in the proposed transactions; (xv) other risks related to the completion of the proposed transactions, (xvi) potential adverse effects of the ongoing global COVID-19 pandemic, including actions taken to contain or treat the COVID-19, on the Company, the Company’s tenants and the global economy and financial market, (xvii) the risk that one or more parties to the Agreement may not fulfil its obligations under the Agreement, as well as the additional risks, uncertainties and other important factors set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission (the “SEC”) on February 23, 2023, and all other filings with the SEC after that date, as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent reports. Further, forward-looking statements speak only as of the date they are made, and Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as required by law.

Additional Information About the REIT Merger and Internalization and Where to Find It

In connection with the proposed transactions, the Company intends to file with the SEC a registration statement on Form S-4, which will include a document that serves as a prospectus of the Company and a joint proxy statement of the Company and RTL. Each party also plans to file other relevant documents with the SEC regarding the proposed transactions. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. A definitive joint proxy statement/prospectus will be sent to the Company’s stockholders and RTL’s stockholders. Investors and securityholders may obtain a free copy of the joint proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by the Company and RTL with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by the Company with the SEC will be available free of charge on the Company’s website at www.globalnetlease.com or by contacting the Company’s Investor Relations at investorrelations@globalnetlease.com. Copies of the documents filed by RTL with the SEC will be available free of charge on RTL’s website at www.necessityretailreit.com or by contacting RTL’s Investor Relations at ir@rtlreit.com.

Additional Information About the Annual Meeting and Where to Find It

The Company has filed a definitive proxy statement on Schedule 14A, an accompanying GOLD proxy card and other relevant documents with the SEC in connection with such solicitation of proxies from the Company’s stockholders for the Company’s 2023 annual meeting of stockholders. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a copy of the definitive proxy statement, an accompanying proxy card, any amendments or supplements to the definitive proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge by clicking the “SEC Filings” link in the “Filings and Financials” section of the Company’s website, www.globalnetlease.com, or by contacting investorrelations@globalnetlease.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Participants in the Proxy Solicitation

The Company, GNL OP, Advisor Parent and GNL Advisor, and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions. Information about directors and executive officers of the Company is available in its proxy statement for its 2023 Annual Meeting, which was filed with the SEC on April 10, 2023, as supplemented or amended from time to time. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials filed with the SEC regarding the proposed transactions when they become available. Investors should read the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. Investors may obtain free copies of these documents from the Company as indicated above.

Contacts:

Investors and Media:

Email: investorrelations@globalnetlease.com

Phone: (212) 415-6510